Exhibit 99.1

Immunicon Corporation Files Universal Shelf Registration Statement

HUNTINGDON VALLEY, PA, August 23, 2007—Immunicon Corporation {Nasdaq-Global Market: IMMC} announced today that it filed a universal shelf registration statement on Form S-3 yesterday with the Securities and Exchange Commission (SEC). If and when declared effective by the SEC, the shelf registration statement would permit the offer, sale and issuance by Immunicon Corporation from time to time, in one or more offerings, of up to an aggregate of $75 million of its common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and stock purchase units. As of the date of this press release, Immunicon Corporation has no current plans to offer the securities covered by the registration statement. The terms of any offering will be established at the time of the offering.

Any offering of securities covered by the universal shelf registration statement will be made only by means of written prospectuses and prospectus supplements. If and when available, a prospectus may be obtained from Mr. James G. Murphy, Sr. Vice President, Finance & Administration and Chief Financial Officer, Immunicon Corporation, 3401 Masons Mill Rd., Huntington Valley, PA 19006.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products with an initial focus on cancer disease management. Immunicon has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases.

The information contained in this press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions and include, among others, any statements not of historical fact. Immunicon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management’s current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by Immunicon’s forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with: Immunicon’s dependence on Veridex, LLC, a Johnson & Johnson company, in the field of cancer cell analysis; the risks and uncertainties associated with the arbitration proceeding with Veridex given Immunicon’s dependence on Veridex; Immunicon’s capital and financing needs; research and development and clinical trial expenditures; commercialization of Immunicon’s product candidates; Immunicon’s ability to use licensed products and to obtain new licenses from third parties; Immunicon’s ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon’s customers for Immunicon’s products; risks and uncertainties associated with Immunicon’s outstanding convertible notes and warrants; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under Immunicon’s agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to Immunicon’s products; effectiveness of

Immunicon’s products compared to competitors’ products; protection of Immunicon’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon’s industry. These factors are discussed in more detail in Immunicon’s filings with the Securities and Exchange Commission. Except as required by law, Immunicon accepts no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for modifications made to this document by Internet or wire services.

Contact Information:	Investors/Media:
Tierney Communications
James G. Murphy	Denise Portner
SVP of Finance & Administration, CFO	Vice President
215-830-0777 ext. 8313	215-790-4395
jmurphy@immunicon.com	dportner@tierneyagency.com